Exhibit 10.5
SciQuest, Inc.
Second Amended and Restated
Exit Event Bonus Plan

SCIQUEST, INC.
SECOND AMENDED AND RESTATED EXIT EVENT BONUS PLAN
     THIS PLAN, sponsored and made effective as of the day and date noted on the last page hereof, by SciQuest, Inc., a Delaware corporation (the “Corporation”), is intended to be an unfunded deferred compensation plan maintained by the Corporation primarily for the purpose of providing deferred and incentive-based compensation to only a select group of management or highly compensated employees (within the meaning of ERISA §§201(2), 301(a)(3), 401(a)(1) and 4021(b)(6)). However, this Plan is not intended to provide retirement income, or result in a deferral of income, for employees, and is therefore not intended to be an employee benefit plan within the meaning of ERISA §3(3) and is not intended to be subject to ERISA.
WITNESSETH:
     WHEREAS, the Corporation believes that the services of certain selected management or highly compensated employees are of great value and that such individuals should be compensated for careful and loyal service to all shareholders of the Corporation; and
     WHEREAS, the Corporation established that certain SciQuest, Inc. Exit Event Bonus Plan, effective as of April 28, 2005 (the “Original Plan”) to provide a mechanism for motivating and creating an incentive for such employees to accomplish an Exit Event (as defined below) for the Corporation; and
     WHEREAS, the Corporation amended and restated the Original Plan in the form of the SciQuest, Inc. Amended and Restated Exit Event Bonus Plan, effective as of September 19, 2007 (the “Existing Plan”), which amended, restated and superseded in its entirety the Original Plan.
     NOW, THEREFORE, the Corporation does hereby amend and restate in its entirety the Existing Plan as set forth herein.
ARTICLE 1
DEFINITIONS
     The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:
     1.1 Applicable Percentage shall mean, with respect to an Exit Event, the applicable percentage as derived from the following formulas, as applicable:
     If the Exit Event occurs on or before the fourth anniversary of the Effective Date, then:
AP = (X/$40,000,000) x 3%
Where,
AP = the Applicable Percentage; and
X = the Exit Event Valuation minus $200,000,000.
     If the Exit Event occurs after the fourth anniversary of the Effective Date, then:
AP = (X/$40,000,000) x 3%
Where,
SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan

AP = the Applicable Percentage; and
X = the Exit Event Valuation minus $210,000,000.
     In no event shall the Applicable Percentage exceed 3%. The Applicable Percentage shall be subject to adjustment pursuant to Section 3.5 hereof.
     1.2 Beneficiary shall mean, with respect to a Participant, the individual to whom the Participant’s Bonus Benefit, if any, shall be paid upon the Participant’s death, and shall be determined in accordance with the following provisions:
     (a) Designation of Beneficiary. A Participant’s Beneficiary shall be the individual who is last designated in writing by the Participant as such Participant’s Beneficiary under this Plan in accordance with this subsection. A Participant shall designate the initial Beneficiary in writing on a Beneficiary Election Form. Any subsequent modification of the Participant’s Beneficiary shall be in a written executed and notarized letter addressed to the Corporation or in a subsequently executed and notarized Beneficiary Election Form, and such shall be effective only when it is received and accepted by the Board, determined in the Board’s sole discretion.
     (b) No Designated Beneficiary. If, at any time, no Beneficiary has been validly designated by an Participant, or the Beneficiary designated by the Participant is no longer living at the time of the Participant’s death, then the Participant’s Beneficiary shall be deemed to be the Participant’s spouse, and in the absence thereof, the Participant’s estate.
     (c) Designation of Multiple Beneficiaries or Entities. A Participant may not designate more than one individual as a Beneficiary. A Participant may not designate an entity as a Beneficiary. To the extent that a designation purports to designate more than one individual as a Beneficiary and/or an entity as a Beneficiary, the entire designation shall be null and void.
     (d) Contingent Beneficiaries. An Participant may designate a contingent Beneficiary to receive the Participant’s Accrued Benefit in the event that the Participant’s currently designated Beneficiary should predecease the Participant; otherwise, in the event a Beneficiary predeceases the Participant, then the Participant’s spouse or estate, determined in accordance with subsection (b) above, shall be the Participant’s Beneficiary.
     1.3 Beneficiary Election Form shall mean the written document (the form of which is attached to this Plan as Exhibit B) by which a Participant may make his initial designation of a Beneficiary to receive his Bonus Benefit, if any, in the event of the Participant’s death.
     1.4 Benefiting Participant shall mean, with respect to an Exit Event, a Participant who is employed by the Corporation on the day immediately prior to the Exit Event or a Participant who incurred a Qualified Termination of Employment at any time prior to the day immediately prior to the Exit Event.
     1.5 Board shall mean the Board of Directors of the Corporation.
     1.6 Bonus Pool shall mean (i) with respect to an Exit Event that is a Merger Event, the product of the Applicable Percentage multiplied by the difference of (A) the Merger Event Consideration less (B) the amount that the holders of the Preferred Stock would be entitled to receive pursuant to Section 4.02(C) of the Corporation’s Amended and Restated Certificate of Incorporation, as in effect on the date hereof, and (ii) with respect to an Exit Event that is a Public Offering, the product of the Applicable Percentage multiplied by the difference of (A) the number of Fully Diluted Shares of Common Stock immediately after giving effect to the Public Offering less (B) and the number of shares of Common Stock sold by the Corporation pursuant to the Public Offering.
     1.7 Bonus Benefit shall mean, with respect to an Exit Event and with respect to a particular Participant, the product of “A” multiplied by “B”, with such product divided by “C”, denoted mathematically as follows:
SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan

Bonus Benefit = [(A*B)/C]
where “A”, “B”, and “C” are defined as follows:
A = the Bonus Pool with respect to such Exit Event
B = the Units of the Participant with respect to such Exit Event
C = the aggregate Units of all Benefiting Participants as of such Exit Event
However, the above notwithstanding, the Bonus Benefit of any Participant with respect to an Exit Event occurring after the fifth anniversary of the Effective Date shall be zero.
     1.8 Cause, with respect to any Participant who has a written employment agreement with the Corporation that defines “Cause”, shall have the meaning set forth in such written employment agreement, and with respect to any Participant who does not have a written employment agreement with the Corporation that defines “Cause”, then Cause shall mean any act or acts by such Participant involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Corporation, (b) the continuing, material breach of any contract with the Corporation after a reasonable opportunity to cure, (c) the violation of any fiduciary obligation to the Corporation, (d) the unlawful trading in the securities of the Corporation, or of another corporation based on information gained as a result of the performance of services for the Corporation, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations.
     1.9 Code shall mean the Internal Revenue Code of 1986, as amended from time to time.
     1.10 Committee shall mean any committee appointed by the Board to administer the Plan, as specified in Section 5.2 hereof. Any such committee shall be comprised entirely of Directors.
     1.11 Common Stock shall mean the common stock, par value $0.001 per share, of the Corporation.
     1.12 Corporation shall mean SciQuest, Inc., a Delaware corporation, and its successors and assigns, and any other corporation, partnership or sole proprietorship into which the Corporation may be merged or consolidated unless such organization indicates in writing that it does not approve of such automatic succession.
     1.13 Disability shall mean, with respect to a Participant, that the Participant is disabled within the meaning of the Corporation’s long term disability plan, if any, and if no such plan is in existence, then Disability shall mean that the Participant has a physical or mental impairment that substantially limits one or more of the major life activities of the Participant such that the Participant can no longer perform the essential functions of the position or job which the Participant had immediately prior to the occurrence of the impairment. The Board shall determine whether a Participant has incurred a Disability in its sole and absolute discretion based upon the definition of the preceding sentence.
     1.14 Effective Date shall mean April 28, 2005.
     1.15 Eligible Individual shall mean an individual who is involved with management of the Corporation and/or who is a highly compensated employee (within the meaning of ERISA §§201(2), 301(a)(3), 401(a)(1) and 4021(b)(6)).
     1.16 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan

     1.17 Exit Event shall mean either (i) a “Merger Event” (as defined in Section 4.02(C) of the Corporation’s Amended and Restated Certificate of Incorporation in effect as of the date hereof) or (ii) a Public Offering; provided, however, in no event shall an Exit Event be deemed to occur under this Plan unless such Exit Event constitutes a “change in the ownership or effective control of,” or “in the ownership of a substantial portion of the assets of” the Corporation, as defined in Code §409A(a)(2)(A)(v) and any applicable guidance or regulations issued thereunder.
     1.18 Exit Event Valuation shall mean (i) with respect to an Exit Event that is a Merger Event, the Merger Event Consideration and (ii) with respect to an Exit Event that is a Public Offering, the Public Offering Valuation. However, the above notwithstanding:
     (a) In the case of a Merger Event resulting from the sale by the Corporation of all or substantially all of its assets, the Exit Event Valuation shall be the Merger Event Consideration plus the amount of any debt assumed by the acquiring entity (other than any liability pursuant to this Plan); and
     (b) In the case of a Merger Event resulting from the acquisition by a Person of less than all of the capital stock of the Corporation, the Exit Event Valuation shall be the Merger Event Consideration divided by percentage of the capital stock of the Corporation so acquired in such Merger Event.
     1.19 Fair Market Value of the Common Stock or any other securities constituting a part of the Exit Event Consideration as of a date of determination shall mean the following:
     (a) Stock Listed and Shares Traded. If the Common Stock or other securities are listed and traded on a national securities exchange (as such term is defined by the Securities Exchange Act of 1934) or on the NASDAQ National Market System on the date of determination, the Fair Market Value per share shall be the average of the closing prices of the securities on such national securities exchange or on the National Market System, over the thirty (30) day period ending three (3) business days prior to the date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the date of determination.
     (b) Stock Listed But No Shares Traded. If the Common Stock or other securities are listed on a national securities exchange or on the National Market System but no shares of the Common Stock or other securities are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of the Common Stock or other securities on the most recent date before the date of determination. If the Common Stock or other securities are regularly traded in the over-the-counter market but no shares of the Common Stock or other securities are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock or other securities on the most recent date before the date of determination.
     (c) Stock Not Listed. If the Common Stock or other securities are not listed on a national securities exchange or on the National Market System and are not regularly traded in the over-the-counter market, then the Board shall determine the Fair Market Value of the Common Stock or other securities from all relevant available facts, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination, or opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock or other securities to the extent they are representative.
The Board’s determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.
SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan

     1.20 Fully Diluted Shares of Common Stock shall mean, as of the date of determination, all issued and outstanding shares of the Common Stock and all shares of Common Stock reserved for issuance pursuant to the exercise of stock options, warrants or any other convertible securities or other rights to acquire Common Stock of the Corporation.
     1.21 Merger Event Consideration shall mean the Fair Market Value of all cash, debt or equity securities and other property paid or issued by the acquiring entity to the Corporation and/or its shareholders in consideration of such Merger Event, less any expenses or liabilities incurred by the Corporation’s shareholders in connection with the Merger Event. The Fair Market Value of any debt securities constituting a part of the Merger Event Consideration shall be equal to the discounted present value of such debt securities. The Fair Market Value of any Common Stock or other securities shall be determined in accordance with Section 1.19 herein; the Fair Market Value of any other property other than Common Stock or other securities or debt securities constituting a part of the Merger Event Consideration shall be determined by the Board in good faith based upon all relevant facts and circumstances. The Board’s determination of the Fair Market Value of the Merger Event Consideration, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan. For purposes of this Plan, the Merger Event Consideration shall be determined without any deductions for the payment of the Bonus Pool pursuant hereto.
     1.22 Participant shall mean an Eligible Individual (1) who has met the requirements for participation in this Plan by being selected by the Board to be a Participant hereunder, (2) who has received an executed Participation Form from the Board, and (3) who has a right to a benefit under this Plan.
     1.23 Participation Form shall mean the written document (the form of which is attached to this Plan as Exhibit A), which is given to an Eligible Individual to evidence such Eligible Individual’s status as a Participant in this Plan. A Participant’s Participation Form shall set forth the name of the Eligible Individual who is a Participant, the number of Units awarded to such Eligible Individual, the date on which such Units are awarded, and any other information, which the Board deems desirable. A Participation Form shall only be effective when validly executed by the Board, and shall be deemed validly executed by the Board only when it has been executed by at least two members of the Board.
     1.24 Person shall mean any individual, organization, corporation, partnership or other entity.
     1.25 Public Offering shall mean a firmly committed underwritten public offering of Common Stock by the Corporation pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, provided that the proceeds of such public offering amounts to at least $30,000,000, net of underwriting discounts, commissions, costs and expenses.
     1.26 Public Offering Price shall mean the price at which shares of Common Stock are sold to the public pursuant to the Public Offering (excluding underwriting discounts, commissions, costs and expenses).
     1.27 Public Offering Valuation shall mean the sum of (x) the product of (i) the number of Fully Diluted Shares of Common Stock of the Company immediately prior to giving effect to the Public Offering multiplied by (ii) the Public Offering Price and (y) the aggregate amount, if any, that is paid to the holders of the Preferred Stock of the Corporation in respect of such shares in connection with the Public Offering (whether in respect of accrued dividends on such shares, in redemption of such shares or otherwise).
     1.28 Plan shall mean this SciQuest, Inc. Exit Event Bonus Plan, as contained herein, as the same shall be from time to time amended.
SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan

     1.29 Qualified Termination of Employment shall mean, with respect to a Participant, a termination of the employment of a Participant because of (1) the death of the Participant, (2) the Disability of the Participant, or (3) the involuntary termination of employment of the Participant by the Corporation other than for Cause.
     1.30 Units shall mean units or shares of the Bonus Pool awarded to a Participant by the Board as shown on the Participant’s Participation Form, and shall determine a Participant’s portion of the Bonus Pool in accordance with Section 1.6 and Article 3 hereof.
ARTICLE 2
ELIGIBILITY AND PARTICIPATION
     2.1 Attainment of Participant Status. Any Eligible Individual may become a Participant in this Plan by (1) being selected to be a Participant hereunder by the Board and (2) receiving an executed Participation Form evidencing such status. The Board shall have complete and absolute discretion to decide which Eligible Individuals shall be become Participants in this Plan, and the Board’s decisions regarding Participant status shall be final and binding on all individuals. In no event may any Eligible Individual become a Participant after the occurrence of an Exit Event.
     2.2 Continued Participation. After having become a Participant in this Plan, an Eligible Individual shall continue to be a Participant in this Plan until the earlier of (1) his termination of employment (other than a Qualified Termination of Employment), (2) the complete payment of his Bonus Benefit, if any, or (3) termination of this Plan in accordance with Section 6.3 below. However, whether a Participant shall actually receive or be entitled to a Bonus Benefit under this Plan at any time shall be determined pursuant to Article 3 below.
ARTICLE 3
BONUS BENEFITS
     3.1 Authorized Number of Units. The maximum number of Units that may be issued under this Plan is one hundred (100).
     3.2 Initial Award of Units. Each Participant shall, upon being admitted as a Participant to this Plan pursuant to Article 2 above, be granted by the Board a number of Units, subject to Section 3.3 below. Such Units shall determine the Participant’s Bonus Benefit, if any, under this Plan, as provided in this Article 3, and shall be indicated on the Participant’s Participation Form.
     3.3 Additional Award of Units. Subsequent to a Participant’s initial participation date, the Board may decide to award the Participant an additional number of Units. If such an award is granted by the Board, the Board shall execute a new Participation Form for the Participant, which indicates the new total aggregate number of Units of the Participant. If a Participant has received two or more Participation Forms, the number of Units of the Participant shall always be equal to the number of Units shown on the Participation Form of the Participant, which has the largest number of Units. Once Units are awarded, they may not be decreased with respect to a Participant.
     3.4 Accrual of Bonus Benefits. No Participant in this Plan shall accrue any Bonus Benefit under this Plan unless and until the day immediately preceding the date of an Exit Event. Upon the day immediately preceding the date of an Exit Event, each Participant who is a Benefiting Participant with respect to such Exit Event shall immediately accrue a Bonus Benefit. Such Bonus Benefit shall be paid to the Participant as described in Article 4, and each Participant who is not a Benefiting Participant with respect to such Exit Event shall not accrue any Bonus Benefit.
     3.5 Adjustment of Applicable Percentage. In the event that the number of Fully Diluted Shares of Common Stock immediately prior to the Exit Event is not equal to 28,237,815 (which number shall be adjusted to reflect stock dividends, stock splits or recapitalizations with respect to the Common
SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan

Stock occurring subsequent to the Effective Date), the Applicable Percentage shall be adjusted by multiplying the otherwise applicable Applicable Percentage by the quotient of 28,237,815 (which number shall be adjusted to reflect subsequent stock dividends, stock splits or recapitalizations with respect to the Common Stock occurring subsequent to the Effective Date) divided by the number of Fully Diluted Shares of Common Stock immediately prior to the Exit Event.
ARTICLE 4
PAYMENT OF BONUS BENEFITS
     4.1 General Liability for Payment. All payment obligations to Participants created under this Plan shall be the sole responsibility, liability and obligation of the Corporation.
     4.2 Timing of Payment of Benefit. In the case of an Exit Event that is a Merger Event, a Participant shall receive his or her Bonus Benefit, if any, at the same time and on the same terms and conditions as the Company’s stockholders receive their Merger Event Consideration. For purposes of clarity, and without limiting the generality of the foregoing, (i) to the extent that the Merger Event Consideration is paid in installments, the Bonus Benefit shall be paid in like installments and (ii) to the extent that the Merger Event Consideration is subject to any escrow holdbacks, earn-outs or other contingencies, the Bonus Benefit shall be subject to such escrow holdbacks, earn-outs or other contingencies in a like manner, and (iii) to the extent that any portion of the Merger Event Consideration is not actually paid, a proportionate amount of a Participant’s Bonus Benefit shall not actually be paid. It is the intent of the foregoing that Participants shall receive their Bonus Benefits in a manner that is timed to correspond proportionately to the payment of the Merger Event Consideration, and that the deferral of compensation set for in this Plan shall meet the requirements of Prop. Treas. Reg. §1.409A-3(g)(5)(iv) and the corresponding provisions of any future guidance or regulations issued under Code §409A relating to delayed payments pursuant to a change of control event. Thus, to satisfy this intent, to the extent that a portion of a Bonus Benefit has not been paid within five (5) years of the date of the Merger Event, then such portion of the Bonus Benefit shall nonetheless be paid in a single lump sum payment on the fifth (5th) anniversary of the date of the Merger Event. In the case of an Exit Event that is a Public Offering, a Participant shall receive his or her Bonus Benefit, if any, no later than thirty (30) days following the consummation of the Public Offering.
     4.3 Form of Payment of Benefit. In the event of an Exit Event that is a Merger Event, then a Participant shall generally receive his Bonus Benefit, if any, in the same type or form of property as the Merger Event Consideration. In the event of an Exit Event that is a Public Offering, the Bonus Benefit, if any, shall be paid in the form of Common Stock. For purposes of calculating the number of shares to be so issued, the shares of shares of Common Stock shall be valued at the Public Offering Price.
     4.4 Death of Participant. In the event of the death of a Participant following the accrual of the Bonus Benefit, if any, but prior to the payment of such Participant’s Bonus Benefit, if any, pursuant to this Plan, such Participant’s Bonus Benefit shall instead be paid to the Participant’s Beneficiary in the same form and manner as if the Participant had not died, with such Beneficiary determined as of the date on which such subsequently payable amounts are paid and not on the date of the Participant’s death.
     4.5 Additional Conditions to Payment of Bonus Benefit.
     (a) If the Exit Event is a Public Offering, payment of the Bonus Benefit to a Participant shall be conditioned upon the execution by such Participant, to the extent requested by the Corporation and the managing underwriter of the Public Offering, of an agreement (in the form provided by such managing underwriter) to not sell or otherwise transfer or dispose of any securities of the Corporation (excluding securities acquired in the Public Offering or in the public market after such offering) held by such Participant for a period of 180 days following the effective date of the registration statement for the Public Offering; provided, that all stockholders of the Corporation then holding at least five percent of the outstanding Common Stock shall enter into similar agreements.
SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan

     (b) If the Exit Event is a Merger Event and the payment of the Merger Event Consideration is subject to any transfer or other restrictions or contractual obligations that apply to all stockholders of the Corporation then holding at least five percent of the outstanding Common Stock, then the payment of the Bonus Benefit to a Participant shall be conditioned upon such Participant executing an agreement to be bound by all such transfer or other restrictions or contractual obligations.
ARTICLE 5
ADMINISTRATION
     5.1 Powers and Responsibility. The Board shall have complete control of the administration of the Plan hereunder, with all powers necessary to enable it to properly carry out its duties as set forth in this Plan. The Board shall have the following duties and responsibilities:
     (a) to construe the Plan and to determine all questions that shall arise thereunder;
     (b) to have all powers elsewhere herein conferred upon it;
     (c) to provide procedures for determination of claims for benefits;
     (d) to determine the benefits of the Plan to which any Participant may be entitled;
     (e) to maintain and retain records relating to Participants;
     (f) to prepare and furnish to Participants all information required under federal law or provisions of the Plan to be furnished to them;
     (g) to prepare and file or publish with appropriate government officials all reports and other information required under law to be so filed or published;
     (h) to engage assistants and professional advisers.
     5.2 Delegation of Authority. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than one (1) Director or to one or more other persons to whom the powers of the Board hereunder may be delegated in accordance with applicable law. The members of the Committee and any other persons to whom authority has been delegated shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee or other delegate (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee or other delegate shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee or other delegate where the Board has delegated its authority to the Committee or other delegate, and any action by the Committee or other delegate pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part.
     5.3 Records of Board. All acts and determinations of the Board shall be duly recorded, and all such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Board.
     5.4 Reporting and Disclosure. The Board shall keep all individual and group records relating to Participants and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Corporation and to any other person or entity which the Corporation authorizes to see such records. The Board shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by the Code and every other relevant statute, each as amended, and any regulations thereunder. This provision shall not be construed as imposing upon the Board the responsibility or authority for the preparation, preservation, publication or filing of any
SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan

document required to be prepared, preserved or filed by any other person or entity to whom such responsibilities are delegated by law or by the Plan.
     5.5 Construction of the Plan. The Board shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Board shall interpret the Plan and shall determine the questions arising in the administration, interpretation and application of the Plan. The Board shall correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan.
     5.6 Assistants and Advisors.
     (a) The Board shall have the right to hire, at the expense of the Corporation, such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable.
     (b) The Board and the Corporation shall be entitled to rely upon all certificates and reports made by an accountant or attorney selected pursuant to this section; the Board and the Corporation shall be fully protected in respect to any action taken or suffered by them in good faith in reliance upon the advice or opinion of any such actuary, accountant or attorney; and any action so taken or suffered shall be conclusive upon each of them and upon all other persons interested in the Plan.
     5.7 Indemnification. The Board and each member thereof shall be indemnified by the Corporation against judgment amounts, settlement amounts (other than amounts paid in settlement to which the Corporation does not consent) and expenses reasonably incurred by the Board or him in connection with any action to which the Board or he may be a party (by reason of his service as a member of a Board) except in relation to matters as to which the Board or he shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of its or his duties. The foregoing right to indemnification shall be in addition to such other rights as such Board or each Board member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which such Board or each Board member may be entitled pursuant to the by-laws of the Corporation.
ARTICLE 6
AMENDMENT OR TERMINATION
     6.1 Continuation of Plan. The Board reserves and retains the right to amend and/or terminate this Plan as set forth in this Article.
     6.2 Right to Amend Plan.
     (a) Amendment by the Board. Subject to the provisions of subsection (b) below, the Board reserves the right, at any time, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make such amendments effective retroactively, if necessary or desirable in the opinion of the Board in its sole discretion.
     (b) Restrictions on Amendments. Except as follows, or as may be otherwise required by law, there shall be no restrictions or limitations on the Board’s power to amend this Plan; provided, however, the Board (i) may not amend this Plan to reduce the number of Units previously awarded to a Participant without the written consent of such Participant and (ii) may not amend this Plan in any way that materially and adversely affects the rights of Participants under this Plan without the written approval of Participants holding at least a majority of the Units then awarded and outstanding under the Plan.
SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan

     6.3 Termination of Plan.
     (a) Termination by the Board. Subject to the provisions of subsection (b) below, the Board reserves the right, at any time, to wholly or partially terminate the Plan if necessary or desirable in the opinion of the Board in its sole discretion; provided, however, the Board may only terminate this Plan with the written approval of Participants holding at least a majority of the Units then awarded and outstanding under the Plan.
     (b) Automatic Termination of Plan Upon an Exit Event. Upon the occurrence of an Exit Event, this Plan shall automatically terminate and no Participant shall accrue any Bonus Benefit under this Plan after such Exit Event. However, such automatic termination shall not affect the accrual of a Bonus Benefit pursuant to Article 3 hereof upon such Exit Event, and any such accrual of a Bonus Benefit may not, after the occurrence of such Exit Event, be reduced or eliminated. Bonus Benefits which become payable upon an Exit Event pursuant to Article 3 hereof are not affected by such automatic termination, and the provisions of Article 4 shall survive such automatic termination.
     (c) Automatic Termination of Plan Upon Passage of Time. As of the fifth anniversary of the Effective Date, this Plan shall automatically terminate and no Participant shall accrue any Bonus Benefit under this Plan after such date; provided, however, in the event that such fifth anniversary occurs at a time that the Corporation either (i) is a party to a duly executed and in effect term sheet for a Merger Event or (ii) has filed a registration statement under the Securities Act with respect to a Public Offering, then this Plan shall remain in effect for a period of ninety (90) days following such fifth anniversary and shall automatically terminate on the ninety-first (91st) day thereafter.
ARTICLE 7
MISCELLANEOUS
     7.1 Participant’s Rights to Employment, Etc. Nothing contained in the Plan or any modification thereof, or the creation of any fund, or the payment of any benefits, shall be construed to give any individual or employee, whether or not a Participant, any rights to continued employment or continued performance of services for the Corporation or any affiliate, any legal or equitable right against the Corporation or an affiliate, or any officer, director or employee thereof, except as herein provided.
     7.2 Claims Procedures.
     (a) Filing a Claim. All claims and requests for benefits under the Plan shall be directed to the attention of the Board in writing. The writing must be reasonably calculated to bring the claim to the attention of the Board.
     (b) Notification of Denial. If the Board determines that any individual who has claimed a right to receive benefits under the Plan (the “claimant”) is not entitled to receive all or any part of the benefits claimed, the claimant shall be informed in writing of the specific reason or reasons for the denial, with specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why said material or information is necessary and a description of the review procedures set forth in subsection (d) below.
     (c) Timing of Notification. The claimant shall be so notified of the Board’s decision within 90 days after the receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, the Board shall furnish the claimant written notice of the extension prior to the termination of the initial 90-day period. In no event shall said extension exceed a period of 90 days from the end of said initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Board expects to render a final decision. If for any reason, the claimant is not notified within the period described above, the claim shall be deemed
SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan

denied and the claimant may then request review of said denial, subject to the provisions of subsection (d) below.
     (d) Review Procedures. The claimant or his duly authorized representative may, within 60 days after notice of the Board’s decision, request a review of said decision, review pertinent documents and submit to the Board such further information as will, in the claimant’s opinion, establish his rights to such benefits. If upon receipt of this further information, the Board determines that the claimant is not entitled to the benefits claimed, it shall afford the claimant or his representative reasonable opportunity to submit issues and comments in writing and to review pertinent documents. If the claimant wishes, he may request in writing that the Board hold a hearing. The Board may, in its discretion, schedule an opportunity for a full and fair hearing on the issue as soon as is reasonably possible under the circumstances. The Board shall render its final decision with the specific reasons therefor in writing and in a manner calculated to be understood by the claimant.
     (e) Timing of Final Decision. The Board’s final decision shall include specific references to the pertinent Plan provisions on which the decision is based, and shall be transmitted to the claimant by certified mail within 60 days of receipt of claimant’s request for such review, unless special circumstances require a further extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the Board holds regularly scheduled meetings at least quarterly, in lieu of the time period described above, the Board’s decision on review shall be made by no later than the date of the meeting of the Board which immediately follows its receipt of the request for review, unless said request is filed within 30 days preceding the date of said meeting in which case a decision shall be made no later than the date of the second meeting following its receipt of said request for review. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than the third meeting of the Board following its receipt of the request for review. If a decision on review is not furnished within the time period described above, the claim shall be deemed denied on review.
     7.3 Arbitration of Disputed Claims. In the event that after a claimant has filed a claim for benefits and has appealed his claim to the Board pursuant to the provisions of Section 7.2 above, the Board and the claimant do not agree to the proper amount payable to the claimant under this Plan, the claimant and the Board shall first attempt in good faith amicably to settle the matter by mutual negotiations. If such negotiations are unsuccessful, such claim must be settled by final and binding arbitration to be held in Raleigh, North Carolina, in accordance with the Commercial Arbitration Rules, as amended from time to time, and in effect (the “Rules”) of the American Arbitration Association. The procedure and law applicable during the arbitration of any claim shall be both the Rules and the internal laws of the State of North Carolina, without giving effect to principles of conflicts of laws, except that in the arbitration, the arbitrator must either decide for the claimant’s position or for the Board’s position, and may not render any other decision. Furthermore, the losing party shall pay to the winning party an amount equal to all costs of the winning party which are associated with the arbitration, including the reasonable fees of any attorney, accountant or other third party used to support the position of the winning party.
     7.4 Nonalienation or Assignment. Except as otherwise provided by applicable law, none of the benefits under this Plan is subject to the claims of creditors of Participants, and will not be subject to attachment, garnishment, or any other legal process whatsoever. A Participant may not assign, sell, borrow on, or otherwise encumber any of his interest in the Plan, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of any Participant.
     7.5 Payments to Others on Behalf of the Participant. In making any distribution to or for the benefit of any incompetent Participant, or any other Participant who, in the opinion of the Board, is incapable of properly using, expending, investing, or otherwise disposing of such distribution, the Board, in its sole and complete discretion may, but need not, have the Corporation make such distribution to a
SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan

legal or natural guardian or other relative of any incompetent, or to any adult with whom such person temporarily or permanently resides; and any such guardian, relative, or other person shall have full authority and discretion to expend such distribution for the use and benefit of such person; and the receipt of such guardian, relative, or other person shall be a complete discharge to the Corporation, the Board and this Plan, without any responsibility on the part of the Corporation or the Board to see to the application of amounts so distributed.
     7.6 Location of Payee; Unclaimed Benefits. In the event that all, or any portion, of the distribution payable to a Participant hereunder shall, at the expiration of a reasonable time after it has become payable, remain unpaid solely by reason of the inability of the Board, after sending a registered letter, return receipt requested, to the last known address of such person, and after further diligent effort, to ascertain the whereabouts of such person, the amount so distributable shall be paid to a federally-insured financial institution in the name of the Participant.
     7.7 Governing Law. This Plan shall be administered in the United States of America, and its validity, construction, and all rights hereunder shall be governed by the laws of the State of Delaware. If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
     7.8 Correction of Participants’ Bonus Benefits. If an error or omission is discovered in the Bonus Benefit payable to a Participant, or in the amount distributed to a Participant, the Board will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the date on which such error or omission is discovered, and the Corporation shall, as directed by the Board, make such additional payment(s) to the Participant as are necessary to equitably account for the error or omission.
     7.9 Recovery of Mistaken Payments. If any benefit is paid to a Participant in an amount that is greater than the amount payable under the terms of the Plan, the Corporation shall recover the excess benefit amount by eliminating or reducing the Participant’s future payments, if any, from the Corporation. Whether or not further payments are payable to the Participant, the Board, in its discretion, may employ such means as are available under applicable law to recover the excess benefit amount on behalf of the Corporation from the Participant.
     7.10 Action of Corporation and Board. Except as may be specifically provided, any action required or permitted to be taken by the Corporation or the Board may be taken on behalf of such person by any entity or individual who has been delegated the proper authority.
     7.11 Corporation Records. Records of the Corporation as to an employee’s or individual’s period(s) of employment or service and Compensation will be conclusive on all persons, unless determined by the Board to be incorrect.
     7.12 Gender and Number. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.
     7.13 Headings. The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan, and are not to be considered in the construction hereof.
     7.14 Liability Limited. To the extent permitted by applicable law, neither the Board, nor any member thereof, nor the Corporation shall be liable for any acts of omission or commission in administering the Plan, except for his or its own individual, willful misconduct. The Corporation and each member of the Board shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports which shall be furnished by an actuary, accountant, insurance company, counsel or other expert who shall be employed or engaged by the Board or the Corporation.
     7.15 Withholding. The Corporation shall have the power and the right to deduct or withhold an amount sufficient to satisfy federal, state or local taxes, domestic or foreign, required by law or
SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan

regulation to be withheld (“tax obligations”) with respect to payment of any Bonus Benefit. To the extent that any portion of a Participant’s Bonus Benefit is to be paid in the form of property and the Corporation must deduct or withhold an amount sufficient to satisfy tax obligations, the Corporation shall satisfy such tax obligations by withholding a portion of such property sufficient to satisfy such amount based upon the Fair Market Value of the property as of the date on which such federal, state or local taxes are paid, and satisfying the tax obligations in cash.
     7.16 Supersedes Existing Plan. This Plan amends, restates and supersedes in its entirety the Existing Plan.
SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan

     IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed by its duly authorized officers and its corporate seal to be affixed hereto, all as of this 29th day of April, 2009.

CORPORATION: SciQuest, Inc.
By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe, Chief Executive Officer

SciQuest, Inc. Second Amended and Restated Exit Event Bonus Plan